Exhibit 26 (g) v. a2. 1.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL) New York State Business Only

Effective: April 1, 2010

Effective April 1, 2012, the Amendment effective date, Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the attached Schedule B – Reinsurance Limits which revises the         .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-19-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-19-12
Peter G. Ferris
Vice President & Actuary
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C. M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-19-12
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	13 NOV 2012
Print name:	Senan O’Loughlin
Title:	Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Audrey Chervansky	Date:	Nov. 13, 2012
Print name:	Audrey Chervansky
Title:	Vice President

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SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: The Ceding Company will         .

Reinsurer’s Share: Reinsurer’s percentage share         . The actual         . Reinsurer’s percentage will be         .

For purposes of this Agreement, the term “location” will mean         .

Concentration limit: as used in the agreement,         .

Ceding Company’s Retention at one location: As described above, subject to         .

Issue Ages: